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                                 Exhibit 10.31
                              CONSULTING AGREEMENT



Upon the terms and conditions set forth below, the parties hereto agree as follows:


1. APPOINTMENT. Hemagen Diagnostics, Inc. (the "Company") hereby retains Thomas A. Donelan and Christopher P. Hendy (the "Consultants") to provide advisory services to the Company with respect to general corporate or strategic matters.
2. FEES. In consideration for the services rendered by the Consultants, the Company agrees to pay the Consultants the following fees and other compensation:

         a) The Consultants shall be paid at a rate of $60.00 per hour each. The fee shall be paid in cash for 25% of the amount earned and in Hemagen Diagnostics, Inc. common stock for 75% of the amount earned by each consultant. The price per share will be based on the average closing price for the last five trading days of each month in which services are provided.
3. EXPENSES. The Company shall reimburse the Consultants for all out-of-pocket expenses incurred in rendering the services hereunder upon presentation by the Consultants of a statement of such expenses.
4. TERM OF RETENTION. This Agreement shall terminate at the close of business on September 30, 2000 unless it is extended by agreement of the parties hereto.
5 MISCELLANEOUS. This Agreement shall be governed in accordance with the laws of the State of Ohio.

This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and there are no agreements or understandings with respect hereto which are not contained in this Agreement.



Agreed and Accepted this 1st day of October 1999.

"Consultants"                                           "Company"


/s/ Christopher P. Hendy                              /s/ Jerry L. Ruyan
------------------------                              ------------------------
Christopher P. Hendy                                  Jerry L. Ruyan, CEO


/s/ Thomas A. Donelan
------------------------
Thomas A. Donelan